Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               ECOLIVEGREEN CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


                                    Florida
                                    -------
         (State or other jurisdiction of incorporation or organization)


                                      3640
                                      ----
            (Primary Standard Industrial Classification Code Number)


                                   26-3941151
                                   ----------
                    (I.R.S. Employer Identification Number)


                    7076 Spyglass Avenue, Parkland, FL 33076
                                 (954) 599-3672
                    ----------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


 As soon as practicable after the effective date of this registration statement
 ------------------------------------------------------------------------------
       (Approximate date of commencement of proposed sale to the public)


                       Steve Adelstein, Registered Agent
                    7076 Spyglass Avenue, Parkland, FL 33076
                                 (954) 599-3672
                    ----------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)


                        CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate       Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------   --------------

Common Stock      4,000,000         $0.125          $500,000          $57.30

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               ECOLIVEGREEN CORP.

                        4,000,000 SHARES OF COMMON STOCK

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK OF ECOLIVEGREEN CORP. ("EcoLiveGreen"). ECOLIVEGREEN CORP. IS REGISTERING UP TO 4,000,000 SHARES OF COMMON STOCK AT AN OFFERING PRICE OF $0.125. THE MAXIMUM AMOUNT TO BE RAISED IS $500,000 THERE WILL BE NO UNDERWRITING OR BROKER/DEALERS INVOLVED IN THE TRANSACTION AND THERE WILL BE NO COMMISSIONS PAID TO ANY INDIVIDUALS FROM THE PROCEEDS OF THIS SALE. THE SHARES ARE BEING OFFERED BY ECOLIVEGREEN CORP. THROUGH OUR OFFICERS AND DIRECTORS. WE ARE SELLING THE SHARES ON A "BEST EFFORTS, NO MINIMUM" BASIS. THERE WILL BE NO MINIMUM AMOUNT OF SHARES SOLD AND `ECOLIVEGREEN CORP.' WILL NOT CREATE AN ESCROW ACCOUNT INTO WHICH THE PROCEEDS FROM ANY SHARES WILL BE PLACED. THE PROCEEDS FROM ALL SHARES SOLD BY ECOLIVEGREEN CORP. WILL BE PLACED INTO THE CORPORATE ACCOUNT AND SUCH FUNDS SHALL BE NON-REFUNDABLE TO SUBSCRIBERS, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAWS.' ECOLIVEGREEN CORP.' WILL PAY ALL EXPENSES INCURRED IN THIS OFFERING.

Our common stock is presently not traded on any market or securities exchange. The offering price may not reflect the market price of our shares after the offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SHARES OFFERED                                 SELLING AGENT     PROCEEDS TO
BY COMPANY                  PRICE TO PUBLIC    COMMISSIONS       THE COMPANY
------------------------    ---------------    --------------    --------------
Per Share                   $0.125             Not applicable    $0.125
Total (4,000,000 shares)    $500,000           Not applicable    $500,000

The shares are intended to be sold by the executive officers of the Company, who will receive no commissions or other remuneration directly or indirectly related to the sale thereof.

Proceeds to the company do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $5,000. EcoLiveGreen will pay these expenses.

Since there is no minimum number of shares that may or must be sold by the company, we may receive no, or very minimal, proceeds from the offering.

This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

                   This Prospectus is dated _________________

                            SUMMARY OF OUR OFFERING

EcoLiveGreen has 14,377,500 shares of common stock issued and outstanding and is registering an additional 4,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares at $0.125 per share for the duration of the offering may change once the shares are quoted on an Exchange. There is no arrangement to address the possible effect of the offering on the price of the stock. EcoLiveGreen will receive all proceeds from the sale of the common stock.

          4,000,000 SHARES OF COMMON STOCK ARE OFFERED BY THE COMPANY.
          ------------------------------------------------------------

Offering price per share by the         A price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.125.

Number of shares outstanding before     14,377,500 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      18,377,500 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed assuming that all of the
                                        shares being offered are sold.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The price per share is $0.125.
                                        In addition, the offering price for the
                                        shares will remain $0.125 per share
                                        until such time the shares are quoted on an exchange or in the over-the-counter markets, including on the Bulletin Board
                                        The company may sell at prevailing
                                        market prices only after the shares are
                                        quoted on either the OTC markets or an
                                        exchange.

                                        EcoLiveGreen may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if EcoLiveGreen common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds                         The company intends to use the proceeds
                                        from this offering to develop and
                                        complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000 are being paid for by EcoLiveGreen.

Termination of the offering             The offering will conclude when all
                                        4,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective with the Securities and Exchange
                                        Commission, whichever occurs first.
                                        EcoLiveGreen may at its discretion
                                        extend the offering for an additional
                                        180 days.

Terms The company will determine when and how it will sell the common stock offered in this prospectus.

You should rely only upon the information contained in this prospectus. EcoLiveGreen has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by the selling security holders. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

SUMMARY INFORMATION ABOUT ECOLIVEGREEN CORP.

ECOLIVEGREEN CORP.("EcoLiveGreen") is a development stage company, incorporated in the State of Florida on November 5, 2008, to acquire, develop and market environmentally efficient products. We currently own five (5) patents that were granted by the United States Patent and Trademark Office which claim rights (a) to a commercial lighting technology which is energy efficient in the drop ceiling area of light-emitting diode (LED) lighting and (b) in the wastewater management industry, all as summarized below. We have also filed applications for one (1) additional patent with the USPTO in the area of hybrid reverberation technology.

In accordance with the company's business plan, once the technologies have been patent protected, the company plans to develop the science and prove out the technologies in order to develop products for sale to third parties. Accordingly, we have two (2) primary areas of technology where the patents have been issued as follows:

Commercial Lighting Technology
------------------------------

Our commercial lighting technology is designed to be installed in the building industry to replace conventional drop ceiling troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The primary advantages of our drop ceiling troffer replacements are the following:

   o  Easy Installation

   o No required Licensed Technician for installation as they are lightweight and are simply placed into the drop ceiling where a ceiling tile is normally installed.

   o  Actual connection via a low-voltage connector

   o Anticipated to have a life in access of three times (3x) longer than conventional fluorescent lamps.

   o Lamps are dimmable in two (2) ways, 1) automatically dim when ambient light is bright, 2) can be manually dimmed also.

The lamps to be utilized in our troffer systems are color-adjustable, with factory models being adjustable between standard fluorescent light and soft-white (similar to incandescent). The lumen output potential of either the two by two (2x2) foot or two by four (2x4) foot models is equivalent to standard drop-ceiling troffers containing three (3) four (4) foot model T8 bulbs. The current designs of our products contain proprietary fluorescent technology, and future models are anticipated to use light-emitting diode (LED) technology to achieve the same features. Additionally, another related product being developed is a replacement bulb for use in existing troffers, requiring no ballast change and containing the same basic technologies as the drop ceiling lamp. This single-bulb version has the lumen output of a single fluorescent light bulb.

We have filed four (4) patent applications with the United States Patent and Trademark Office (USPTO) and currently two (2) patents have been issued and two
(2) patents are still pending. These patents (both issued and pending) are of engineering design whereby the fluorescents have a longer life without gaseous matter whereby the ecological advantage could and should be realized.

Wastewater Concentrator Technology
----------------------------------

Our Sanitary Wastewater Concentrator technology is designed to be used in the wastewater management industry for the removal of built up sludge within the piping system. It is the norm for municipalities and other urban developments to collect the generated sanitary wastewater from homes, schools, hospitals, restaurants, hotels and other commercial establishments through its defined wastewater systems. The wastewater is transported in the collection system of underground pipes which flow by gravity or by a pressurized pumping process to a centralized (regional) treatment facility for purification and final disposal of the water and solids generated.

The wastewater collection system, can in some instances, become hydraulically overloaded due to urban sprawl. Alternatively, the rate of flow can exceed the capacity of the sewer main piping which causes flow and capacity concerns. To best solve this problem it may be necessary to lay a parallel pipeline and increase the hydraulic pressure on the system to increase the force of wastewater through the existing pipe at the additional cost, including but not limited to, laying of the pipeline, disruption or limitation of normal services, energy and safety issues.

Our invention claims a system constructed of a group of components located at a strategic position along the pipeline of the sewage collection system positioned upstream of the regional treatment facility based on the sewer main calculated at the excessive hydraulic loading point.

The collected array of components forms a system for separating a portion of the solids from a portion of the wastewater. The concentrated solids are reintroduced into the collection system for transport to the treatment plant; the separated and purified water can then be reused locally for land irrigation or industrial applications. Our inventive system is equipped with controls to adjust for variations in the daily or seasonal hydraulic loading of the piping system.

                            DESCRIPTION OF PROPERTY

The company does not own any real estate or other real properties. The company's office is located at 7076 Spyglass Avenue, Parkland, FL 33076 and our telephone number is 954-599-3672. Our Domain Name is www.ecolivegreen.com. The information on our website is not incorporated into or made a part of this prospectus. The business office is provided at no charge to the company by Steven Adelstein who is a consultant, shareholder and related party.

                      SUMMARY OF OUR FINANCIAL INFORMATION

                                                   As of
                  Balance Sheet             December 31, 2011
                  ------------------        ------------------
                  Total Assets .........       $    7,862
                  Total Liabilities ....       $    4,693
                  Total Deficit ........       $ (229,856)

                                            For the Year ended
                  Operating Data            December 31, 2011
                  ------------------        ------------------
                  Revenue ..............              Nil
                  Net Loss .............       $  (70,578)
                  Net Loss Per Share ...       $    (.005)

We have not generated any revenues to date and our activities have been limited to developing our business plan. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms.

There is $1,000 cash on hand in our corporate bank account. EcoLiveGreen had accounts payable and liabilities of $4,693 as of, December 31, 2011. In addition, EcoLiveGreen anticipates that the costs associated with this offering will be approximately $5,000. As of the date of this prospectus, we have not generated or realized any revenues from our business operations. The following financial operation summarizes the more complete historical financial information as indicated on the audited financial statements we have filed with this prospectus.

EcoLiveGreen has had no revenues to date and for this and other reasons our auditors have expressed substantial doubt as to whether we can continue as an going concern.

                                  RISK FACTORS

The Company considers the following to be the material risks for an investor. EcoLiveGreen, Corp. should be viewed as a high-risk investment and speculative in nature. AN INVESTMENT IN OUR COMMON STOCK MAY RESULT IN A COMPLETE LOSS OF THE INVESTED AMOUNT.

If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. ECOLIVEGREEN CORP. SHOULD BE VIEWED AS A HIGH-RISK INVESTMENT AND SPECULATIVE IN NATURE. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF ECOLIVEGREEN, CORP. TO CONTINUE ITS OPERATIONS AS A GOING CONCERN - AUDITOR'S GOING CONCERN.

In their audit report for the period ended December 31, 2011; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to EcoLiveGreen, Corp. we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plans. As such we may have to cease operations. Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors, borrow funds or raise additional capital.

THERE IS NO GUARANTEE THAT PRODUCTS WILL BE DEVELOPED TO GENERATE REVENUES AS A RESULT OF PATENT ISSUANCES.

Although the company has been issued certain patents, actual products that generate revenues are not assured until such time as the science and technology is proven and products are developed that result in commercial acceptance to generate revenues for the company. There are no guarantees or assurances that revenues will result.

SINCE ECOLIVEGREEN, CORP. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR GENERATING SIGNIFICANT REVENUES, IT MAY NEVER ACHIEVE PROFITABILITY - RISKS RELATED TO OUR FINANCIAL CONDITION.

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

SHOULD OUR OFFICERS AND DIRECTORS LEAVE THE COMPANY, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS.

The company is entirely dependent on the efforts and abilities of its officers and directors. The loss of our officers and directors could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current sole officers and directors. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its officers and directors. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's officers and directors. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's officers and directors will not abuse her discretion in making decisions, with respect to its affairs and other business decisions, is their fiduciary obligations and business integrity.

Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its officers and directors.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

AS OUR OFFICERS AND DIRECTORS HAVE OTHER OUTSIDE BUSINESS ACTIVITIES, THEY MAY BE UNABLE TO DEVOTE A MAJORITY OF THEIR TIME TO THE COMPANY. AS A RESULT, THERE MAY BE PERIODIC INTERRUPTIONS IN OUR OPERATIONS AND OUR BUSINESS COULD FAIL.

Our officers and directors have other outside business activities and are devoting only approximately 10-15 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, they are prepared to adjust their timetable in order to devote more time to conducting our business operations. However, they may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business. Given the early stage of development of our company and our need to develop, commercialize and market products incorporating our technology, greater time devotion by our officers and directors might accelerate our development and revenue production.

The company is entirely dependent on the efforts and abilities of its officers and directors. The loss of our officers and directors could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant the departure from service of our current officers and directors. However, replacement personnel may be unavailable to us. Moreover, even if available, replacement personnel may not enable the company to operate profitably.

All decisions regarding the management of the company's affairs will be made exclusively by its officers and directors. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's officers and directors. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's officers and directors will not abuse their discretion in making decisions, with respect to its affairs and other business decisions, is their fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's officers and directors, or their successors.

The company's management may retain independent contractors to provide services to the company. Those contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. The company does not maintain key person life insurance on its officers and directors.

IF WE EXPAND OUR OPERATIONS AND FAIL TO MANAGE THE RESULTING GROWTH EFFECTIVELY, OUR BUSINESS WILL BE HARMED.

Our plans including receiving approval of our pending patents may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on researching our market carefully, we may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

ECOLIVEGREEN CORP. EXPECTS TO APPLY FOR QUOTATION ON AN EXCHANGE AND/OR THE OTC BULLETIN BOARD (OTCBB), WE MAY NOT BE APPROVED, AND EVEN IF APPROVED, WE MAY NOT BE APPROVED FOR TRADING ON THE OTCBB; THEREFORE SHAREHOLDERS MAY NOT HAVE A MARKET TO SELL THEIR SHARES, EITHER IN THE NEAR TERM OR IN THE LONG TERM, OR BOTH.

We expect to apply for a listing on an Exchange and/or the OTC Bulletin Board, we may not be approved to trade on an Exchange and/or the OTCBB, and we may not meet the requirements for listing on an Exchange and/or the OTCBB. If we do not meet the requirements, our stock may then not be listed or traded and the market for resale of our shares would decrease dramatically, if not be eliminated.

AS WE CURRENTLY HAVE NO MARKET FOR OUR SHARES, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES. EVEN IF A MARKET SHOULD DEVELOP, THE PRICE MAY BE VOLATILE AND SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

Further, even if a market develops, our common stock will be subject to price fluctuations and volatility.

The company cannot apply directly to be quoted on the OTC Bulletin Board. Additionally, the stock can be listed or traded only to the extent that there is interest by broker/dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. It is the company's intent to contact potential market makers for the OTC Bulletin Board after it has completed its primary offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event our shares are traded, and our stock trades below $5.00 per share our stock would be known as a "penny stock" which is subject to various regulations involving disclosures to be given to you prior to purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell the securities to persons other than established customers and accredited investors.

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge you understand the risk associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is oftentimes volatile and you may not be able to buy or sell the stock when you want.

INVESTORS WILL PAY MORE FOR "ECOLIVEGREEN CORP." COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

AS THE COMPANY HAS 500,000,000 AUTHORIZED COMMON SHARES AND 10,000,000 PREFERRED SHARES AUTHORIZED, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES DILUTING THE COMPANY'S CURRENT SHAREHOLDERS' EQUITY.

The company has 500,000,000 authorized common shares of which only 14,377,500 are currently outstanding. The company's management could, without the consent of the company's existing shareholders issue substantially more shares causing a large dilution in our current shareholders' equity position. Additionally, large share issuances by the company would generally have a negative impact on our valuation and share price. It is possible that due to additional share issuance you could lose a substantial amount or all of your investment.

AS OUR COMPANY'S OFFICERS AND DIRECTORS CURRENTLY OWN AND/OR CONTROL THE MAJORITY OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND DECISIONS MADE BY THE COMPANY'S OFFICERS AND DIRECTORS CONTRARY TO THEIR INTERESTS.

The company's officers and directors own and/or control the majority of our current outstanding common stock. As a result, they will be able to decide who will be directors and control the direction of the company. Our officers and directors interests may differ from the interests of our other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of our business operations and her ability to continue to manage the business, in terms of the amount of time they are able to devote to the company.

IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

If we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, all funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. In this case, you will lose your investment and your funds will be used to pay creditors. You may never realize a return on your investment.

THERE IS NO ASSURANCE THAT A PURCHASER OF SHARES WILL REALIZE A RETURN ON HIS INVESTMENT OR THAT HE WILL NOT LOSE HIS ENTIRE INVESTMENT IN THE COMPANY.

To date, the company has limited operations and no revenues. We have never earned a profit or generated revenues and there can be no assurance that we will ever achieve profitable operations. Our ability to implement our business plan is dependent, among other things, on the completion and development of our business plan. If we fail to raise any or a sufficient amount of money to continue operations, we may fail as a business. Even if we raise sufficient amount of funding, there can be no assurance that our business model will succeed.

We are a development stage company formed November 5, 2008 with the purpose to establish itself as a corporation engaged in the creation, development and obtaining approval of patents in the environmentally safe marketing areas. EcoLiveGreen may be unable to develop and execute its business plan and would then be unable to generate revenues. There would be a substantial doubt, then, about our ability to continue as a going concern.

We anticipate incurring losses during the period of time necessary to develop our business plan and create the marketing plan. Additionally, there can be no assurance that we will ever operate profitably, even if we execute our business plan and raise additional funding for operations.

Because we are a newly formed development stage company, there is no corporate operating history on which to evaluate our potential for success.

Additionally, we face many risks inherent in a start-up business, including difficulties and delays frequently encountered in connection with the commencement of operations, operational difficulties and our potential underestimation of initial and ongoing costs.

Executing the business plan requires that we spend significant funds based entirely on our preliminary evaluation of the potential of the market. It is impossible to predict the success of our business before marketing starts. The ability of the company to generate revenues will depend upon a variety of unpredictable factors, including:

If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we incur significant legal, accounting and other expenses that a private company does not incur. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the Securities and Exchange Commission and stock exchanges has required changes in corporate governance practices of public companies. We expect that these new rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, as a result of becoming a public company, we may need to create additional board committees and adopt additional policies regarding internal controls and disclosure controls and procedures. We will incur additional costs associated with public company reporting requirements and compliance with the Sarbanes-Oxley Act of 2002. We also expect these new rules and regulations will make it more difficult and more expensive for us to obtain directors' and officers' liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

FORWARD-LOOKING STATEMENTS.

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as elsewhere in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.125. The funds raised through this offering will be used to develop and complete the business and marketing plan.

The net proceeds to us from the sale of up to 4,000,000 shares offered at a public offering price of $0.125 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $5,000 for professional services and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee we will be successful at selling any of the shares being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

PERCENTAGE OF NET PROCEEDS RECEIVED:

                                      40%               80%              100%
                                  -----------      -----------      -----------
Shares Sold .................       1,600,000        3,200,000        4,000,000
Gross Proceeds ..............     $   200,000      $   400,000      $   500,000
Less Offering Expenses ......          (5,000)          (5,000)          (5,000)
                                  -----------      -----------      -----------
Net Offering Proceeds .......     $   195,000      $   395,000      $   495,000
Testing of Technologies .....     $   150,000      $   300,000      $   400,000
Working Capital .............     $    45,000      $    95,000      $    95,000

Regardless of the amount of net proceeds we receive from this offering, the funds raised through this offering will be used to develop and complete the business and marketing plan. If all (100%) of the common shares are sold herein, we plan to spend $35,000 in administrative and general expenses and $60,000 in the development and marketing of our business plan.

If less than $100,000 net proceeds are obtained from this offering, the Company will seek alternative financing through means such as borrowing from institutions, related parties or private individuals. There can be no assurance that such financing will be available on suitable terms to fund the Company's cash requirements if needed.

                        DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by ECOLIVEGREEN CORP. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is calculated at $0.125 per share. This price is significantly greater than the price paid by the company's officers and directors for common equity since the company's inception on November 5, 2008. The company's officers and directors paid $0.001 per share, a difference of $0.124 per share lower than the share price in this offering. Additionally, the company sold shares in an offering effective March 10, 2009 at a price of $0.03 per common share; a difference of $0.950 per share lower than the share price in this offering.

                 DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

FINANCIAL POSITION OF THE COMPANY IF ALL SHARES ARE SOLD (1)
------------------------------------------------------------
   Price per share ...............................................   $    0.125
   Net tangible book value per share before offering .............   $    0.0002
   Potential gain to existing shareholders .......................   $    0.0268
   Net tangible book value per share after offering ..............   $    0.027
   Increase to present stockholders in net tangible book value
     per share after offering ....................................   $    0.0268
   Capital contributions .........................................   $   233,025
   Number of shares outstanding before the offering ..............    14,377,500
   Number of shares after offering held by existing stockholders .    18,377,500
   Percentage of ownership after offering ........................         78.2%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD (1)
------------------------------------------------------------
   Price per share ...............................................   $    0.125
   Dilution per share ............................................   $    0.0982
   Capital contributions .........................................   $   500,000
   Percentage of capital contributions ...........................       68.2%
   Number of shares after offering held by public investors ......     4,830,000
   Percentage of ownership after offering ........................       26.3%

   (1) Based on the net proceeds of $500,000 if all (100%) shares offered in this offering are subscribed to.

                          THE OFFERING BY THE COMPANY

EcoLiveGreen is registering 4,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the Over-the-Counter markets, including the OTC Bulletin Board, subject to the effectiveness of this Registration Statement and compliance with the listing requirements of the Bulletin Board. In addition, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority before the market maker will be able to make a market in our shares of common stock, and more than one market maker will be necessary in order to sustain a listing on the OTC Bulletin Board. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement, provided that a market then exists for our shares. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus there are 14,377,500 shares outstanding of which our officers and directors own 6,862,500 common shares, which are subject to Rule 144 restrictions. There are currently eighty (80) shareholders of our common stock.

The company is hereby registering 4,000,000 common shares. The price per share is $0.125 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) markets, including the OTC Bulletin Board, or an exchange.

In the event the company receives payment for the sale of their shares, EcoLiveGreen will receive all of the proceeds from such sales. EcoLiveGreen is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through our officers and directors named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 4,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, whichever occurs first. EcoLiveGreen may at its discretion extend the offering for an additional 180 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within ninety (90) days from this initial effective date of this registration.

In connection with their selling efforts in the offering, the officers and director will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. The officers and directors are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. The officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. The officers and directors are not and have not been within the past twelve (12) months, a broker or dealer, and are not and have not been within the past twelve (12) months, an associated person of a broker or dealer. At the end of the offering, the officers and directors will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. The officers and directors have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

14,377,500 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 4,000,000 shares of its common stock for sale at the price of $0.125 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

EcoLiveGreen will receive all proceeds from the sale of the shares by the company. The price per share is $0.125 and will remain so unless and until the shares are quoted on the Over-the-Counter markets, including the OTC Bulletin Board or an exchange. However, EcoLiveGreen common stock may never be quoted on the Over-the-Counter markets or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale if the company's shares are listed on an Exchange and/or the OTCBB.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

EcoLiveGreen will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                               LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

ECOLIVEGREEN CORP. ("EcoLiveGreen") is a development stage company, incorporated in the State of Florida on November 5, 2008, involved in the research and development of energy-saving and environmentally-friendly products having our initial products under development in the lighting, wastewater management and digital music industries as follows:

ECOLIVEGREEN CORP. ("EcoLiveGreen") is a development stage company, incorporated in the State of Florida on November 5, 2008, to acquire, develop and market environmentally efficient products. We currently own five (5) patents which claim a commercial lighting technology which is energy efficient in the drop ceiling area of Light-emitting diode (LED) lighting and in the wastewater management industry, as summarized below.

Commercial Lighting Technology
------------------------------

Our commercial lighting technology is designed to be installed in the building industry to replace conventional drop ceiling troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The primary advantages of our drop ceiling troffer replacements are the following:

   o  Easy Installation

   o No required Licensed Technician for installation as they are lightweight and are simply placed into the drop ceiling where a ceiling tile is normally installed.

   o  Actual connection via a low-voltage connector

   o Anticipated to have a life in access of three times (3x) longer than conventional fluorescent lamps.

   o Lamps are dimmable in two (2) ways, 1) automatically dim when ambient light is bright, 2) can be manually dimmed also.

The lamps in our troffer systems are color-adjustable, with factory models being adjustable between standard fluorescent light and soft-white (similar to incandescent). The lumen output potential of either the two by two (2x2) foot or two by four (2x4) foot models is equivalent to standard drop-ceiling troffers containing three (3) four (4) foot model T8 bulbs. Our products contain proprietary fluorescent technology, and are anticipated to use light-emitting diode (LED) technology to achieve the same features. Additionally, another related product being developed is a replacement bulb for use in existing troffers, requiring no ballast change and containing the same basic technologies as the drop ceiling lamp. This single-bulb version has the lumen output of a single fluorescent light bulb.

Patent Number   Issue Date   Title                                       Status
-------------   ----------   ---------------------------------------     ------

7,745,769       6/29/10      System for Adjusting a Light Source for     Granted
                             ambient illumination

7,919,937       3/16/11      System for Adjusting a Light Source for     Granted
                             ambient illumination

We have filed four (4) patent applications with the United States Patent and Trademark Office (USPTO) and currently two (2) patents have been issued and two
(2) patents are still pending.

These patents (both issued and pending) are of engineering design whereby the fluorescents have a longer life without gaseous matter whereby the ecological advantage could and should be realized.

Wastewater Concentrator Technology
----------------------------------

Sanitary Wastewater Concentrator technology is designed to be used in the wastewater management industry for the removal of built up sludge within the piping system. It is the norm for municipalities and other urban developments to collect the generated sanitary wastewater from homes, schools, hospitals, restaurants, hotels and other commercial establishments through its defined wastewater systems. The wastewater is transported in the collection system of underground pipes which flow by gravity or by a pressurized pumping process to a centralized (regional) treatment facility for purification and final disposal of the water and solids generated.

The wastewater collection system, can in some instances, become hydraulically overloaded due to urban sprawl. Alternatively, the rate of flow can exceed the capacity of the sewer main piping which causes flow and capacity concerns. To best solve this problem it may be necessary to lay a parallel pipeline and increase the hydraulic pressure on the system to increase the force of wastewater through the existing pipe at the additional cost, including but not limited to, laying of the pipeline, disruption or limitation of normal services, energy and safety issues.

Our invention claims a system constructed of a group of components located at a strategic position along the pipeline of the sewage collection system positioned upstream of the regional treatment facility based on the sewer main calculated at the excessive hydraulic loading point.

The collected array of components forms a system for separating a portion of the solids from a portion of the wastewater. The concentrated solids are reintroduced into the collection system for transport to the treatment plant; the separated and purified water can then be reused locally for land irrigation or industrial applications. Our inventive system is equipped with controls to adjust for variations in the daily or seasonal hydraulic loading of the piping system.

We have filed four (4) patent applications with the United States Patent and Trademark Office (USPTO) and currently three (3) patents have been issued and one (1) patent has been issued a Notice of Allowance. These patents are of engineering design whereby the cleaning and removal of sludge within the waste water piping system is more efficient than conventional methods at a substantially reduced cost.

Patent Number      Issue Date      Title                               Status
-------------      ----------      ------------------------------      ------

8,066,887          11/29/11        Wastewater Concentrator             Granted

8,062,522          11/22/11        Wastewater Concentrator System      Granted

8,101,078          1/24/12         Wastewater Concentrator             Granted

Application        1/31/12         Wastewater Concentrator System      Notice of
Number:                                                                Allowance
13/326,671                                                             issued

Hybrid Reverberation Technology
-------------------------------

Our Miniature Hybrid Reverberation technology is designed to be used in the recording industry for a more realistic and efficient system for the quality of sound. Modern Reverberation in sound studios is accomplished using Digital Signal Processing. Legacy Reverberation systems used large chamber rooms with cement walls, large plates the size of a queen sized mattress, and springs for less realistic lower cost reverb. In our modern world, there is always a great demand for legacy systems since the sound can never be 100% duplicated by modern Digital Signal Processing. However, these legacy systems are huge taking as much real-estate as the sound room itself. To justify this problem, we have invented a hybrid system using patent pending technology, miniaturizing the large chamber room and large plates into a rack sized system.

We have filed our initial patent pending application number with the United States Patent and Trademark Office (USPTO) and is pending through the process. As with all patent pending applications, there are no assurances that a patent will be granted and, if granted, the patent will result in economic realization.

Other Patent Applications
-------------------------

We have filed three (3) other patent applications with the United States Patent Office and currently the patents are pending through the process. THERE ARE NO ASSURANCES THAT THESE THREE (3) PENDING PATENTS WILL BE FINALIZED AND IF FINALIZED, WILL BE ECONOMICALLY VIABLE FOR COMMERCIAL APPLICATIONS.

We have not generated any revenues to date and our activities have been limited to developing the Business Plan. We will not have the necessary capital to develop our Business Plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. See "Management's Discussion and Analysis Plan of Operations" and "Liquidity and Capital Resources." We have no revenues, have achieved losses since inception, have no operations, have been issued a going concern opinion and rely upon the sale of our securities to funds operations.

THE FOLLOWING DESCRIPTION OF OUR BUSINESS IS INTENDED TO PROVIDE AN UNDERSTANDING OF OUR COMPANY AND THE DIRECTION OF OUR STRATEGY.

                              STRATEGY AND SERVICE

We have focused on our initial technologies to develop products in the specific area of fluorescent light bulbs and wastewater management to be environmentally safe and efficient.

                             INTELLECTUAL PROPERTY

We have applied to the United States Patent and Trademark Office (USPTO) for consideration of approval for our patent applications in the specific area of fluorescent light bulbs, wastewater management and digital music. We have been issued certain patents in the field of LED troffers and waste water management. Although there are no assurances that these patents approved and/or pending will become economically feasible for commercial applications, our initial business plan is predicated on said approvals and obtaining other environmentally efficient products. Therefore, until such time as we can accurately determine the ultimate consequence of these patents, we will continue to develop other areas in accordance with the business plan.

                                   THE MARKET

There is no way to accurately estimate the overall market for environmentally designed products if in fact the cost is more than the current products being marketed. Our products have the potential of a longer life while maintaining the qualities of environmentally safe and more efficient products that are currently on the market. Until such time as our products are patented and scientifically tested, we cannot accurately determine the economic acceptance for commercial utilization.

                                   MANAGEMENT

It is intended that our three (3) officers will provide all the labor for the company initially and then hire either employees or use independent contractors as sales growth demands. Our management team has been involved in the inventing of our technologies and the coordination of the patent applications as required through the process including product development for economic commercialization.

The company on December 10, 2008 entered into a contract with an independent contractor (Steven Adelstein) for past and future consulting services as it pertains to the company going public, obtaining patents and other financial matters including limited funding for an audited financial and legal representation.

                              SALES AND MARKETING

We intend to hire independent contractors, manufacturers and licensees to market our products once the technology and science has been proven to result economic commercialization. We believe we can accomplish this in an economical and effective manner once we obtain the approval of our products under the current laws available.

                                  COMPETITION

There are many competitors selling or anticipated to selling similar products as being developed by us. In order to develop products that are commercially acceptable, the company must test the technology and prove the concept. As products are commercially developed, we believe the most effective way to be successful against our competitors is a combination of quality products that are environmentally safe and efficient combined with exceptional customer service. Our experience tells us that there are many competitors selling similar products as we envision to bring forth for commercial market presentation, but our products will have qualities of environmentally safe efficiencies that our customer service is anticipated to explain and educate the ultimate user of our products. This type of service is typically lacking, but we feel will be extraordinary received by the ultimate user of our products.

                                    STAFFING

As of March 8, 2012, EcoLiveGreen has no permanent staff other than part time utilization of our officers and directors. The officers and directors have the flexibility to work on EcoLiveGreen between 5-10 hours per week. They are prepared to devote more time to our operations as may be required. They are not being paid at present.

                      EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, EcoLiveGreen has no employees other than its current officers and directors, who have not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's directors.

During the initial implementation of our marketing strategy, the company intends to hire independent consultants to develop and market our products through the internet via our website rather than hire full time website development, marketing and maintenance employees.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

ECOLIVEGREEN CORP. ("EcoLiveGreen") is a development stage company, incorporated in the State of Florida on November 5, 2008, involved in the research and development of energy-saving and environmentally-friendly products having patent applications being submitted to the United States Patent and Trademark Office for approvals. Once the approvals are obtained by the United States Patent and Trademark Office, we will test the technology and science in developing economically viable products.

We currently own five (5) patents approved which claim a new approach to commercial lighting technology which is energy saving and environmentally friendly and a wastewater concentrator system that has economic and environmental efficiencies.

We have focused our initial efforts on applying for patents in the following two
(2) areas of commercial lighting and wastewater concentrator technologies as further explained below:

Commercial Lighting Technology
------------------------------

Our commercial lighting technology, having light-emitting diode (LED) designed in the drop ceiling troffer, contains the following features:

   o  Easy Installation

   o No required Licensed Technician for installation as they are lightweight and are simply placed into the drop ceiling where a ceiling tile is normally installed.

   o  Actual connection via a low-voltage connector

   o Anticipated to have a life in access of three times (3x) longer than conventional fluorescent lamps.

   o Lamps are dimmable in two (2) ways, 1) automatically dim when ambient light is bright, 2) can be manually dimmed also.

The patent pending lamps are color-adjustable, with factory models being adjustable between standard fluorescent light and soft-white (similar to incandescent). The lumen output potential of either the 2x2 foot or 2x4 foot models is equivalent to standard drop-ceiling troffers containing three (3) 4-foot T8 bulbs. The current patent pending product contains our proprietary fluorescent technology, and future models are anticipated to use LED technology to achieve the same features. Additionally, another related product being developed is a replacement bulb for use in existing troffers, requiring no ballast change and containing the same basic technologies as the drop ceiling lamp. This single-bulb version has the lumen output of a single fluorescent light bulb.

We have filed four (4) patent applications with the United States Patent Office and currently two (2) patents have been approved and two (2) are pending. These products are of engineering design whereby the fluorescents have a longer life without gaseous matter whereby the ecological advantage could and should be realized.

Wastewater Management Technology
--------------------------------

Our Sanitary Wastewater Concentrator technology is designed to be used in the wastewater management industry for the removal of built up sludge within the piping system. It is the norm for municipalities and other urban developments to collect the generated sanitary wastewater from homes, schools, hospitals, restaurants, hotels and other commercial establishments through its defined wastewater systems. The wastewater is transported in the collection system of underground pipes which flow by gravity or by a pressurized pumping process to a centralized (regional) treatment facility for purification and final disposal of the water and solids generated.

The wastewater collection system, can in some instances, become hydraulically overloaded due to urban sprawl. Alternatively, the rate of flow can exceed the capacity of the sewer main piping which causes flow and capacity concerns. To best solve this problem it may be necessary to lay a parallel pipeline and increase the hydraulic pressure on the system to increase the force of wastewater through the existing pipe at the additional cost, including but not limited to, laying of the pipeline, disruption or limitation of normal services, energy and safety issues.

Our invention claims a system constructed of a group of components located at a strategic position along the pipeline of the sewage collection system positioned upstream of the regional treatment facility based on the sewer main calculated at the excessive hydraulic loading point.

The collected array of components forms a system for separating a portion of the solids from a portion of the wastewater. The concentrated solids are reintroduced into the collection system for transport to the treatment plant; the separated and purified water can then be reused locally for land irrigation or industrial applications. Our inventive system is equipped with controls to adjust for variations in the daily or seasonal hydraulic loading of the piping system.

We have filed four (4) patent applications with the United States Patent Office and currently three (3) patents have been approved and one (1) has been issued a Notice of Allowance.

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated such as from the proceeds of loans we undertake.

From inception to March 8, 2012, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. EcoLiveGreen was incorporated in the State of Florida on November 5, 2008; we are a development stage company attempting to enter into the ecologically-friendly environment market. We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business, marketing plan, and execute the plans.

                               PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and Marketing Plan and to commence the execution.

Since inception (November 5, 2008) to December 31, 2011, EcoLiveGreen has spent a total of $70 on start-up costs. The company has not generated any revenue from business operations.

The company incurred expenditures of $45,250 for accounting services, the preparation of audited financial statements and legal services. The company also had expenditures of $29,348 for general administrative costs and $150,883 for consulting services.

Since inception, the majority of the company's time has been spent refining its business plan, applying for patents, research and development and raising funding.

                        LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. The following will summarize our equity transactions:

   In November, 2008, the Company issued 6,862,500 shares of common stock for the purchase of all rights, title and interest into the patent pending application for the commercial lighting technology designed for commercial and residential buildings to replace conventional drop ceiling troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The value of the purchase was determined to be the cost to create and develop the patent application, which was $6,862.

   In December, 2008, the Company issued 1,687,500 shares of common stock to an independent consultant for services rendered in the amount of $1,688.

   In February, 2009, the Company issued 450,000 shares of common stock for $0.025 per share to an investor for cash in the amount of $11,250.

   In August, 2009, the Company issued 830,000 shares of common stock for $0.03 per share pursuant to the company's initial Form S-1 filing with the Securities and Exchange Commission to various investors for cash and consideration of $24,900.

   In June, 2010, the company issued 2,420,000 shares of common stock for $0.036 per share as follows:

      o 550,000 shares of common stock for $19,800 to two (2) existing stockholders.

      o 1,870,000 shares of common stock for conversion of debt in the amount of $67,320 to two (2) existing stockholders.

   In June, 2010, the company amended its articles of incorporation and bylaws to increase the authorized common stock to 500,000,000 common shares and provide for 10,000,000 shares of "blank check" preferred stock, each with a par value of $0.001 per share.

   In September, 2010, the Company issued 300,000 shares of common stock for $0.036 per share to Steven Adelstein, an existing stockholder and related party, for cash in the amount of $11,000.

   In December, 2010, the Company issued 300,000 shares of common stock for $0.04 per share to Steven Adelstein, an existing stockholder and related party, for cash in the amount of $12,000.

   For the twelve (12) month period ending December 31, 2011, the company issued 1,527,500 shares of common stock for $0.05 per share as follows:

      o to related parties, Steven Adelstein (900,000 shares) and Tammi Shnider (577,500 shares)

      o  to non-related parties, 50,000 shares

The company has no outstanding options and warrants from inception through March 8, 2012.

We anticipate needing a minimum of $100,000 in order to execute our preliminary business plan in a meaningful way over the next eighteen (18) months. The available cash (if all shares in this offering are subscribed) is sufficient to allow us to commence full execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan.

Through December 31, 2011, our loss from operations was $229,856 of which $233,025 was funded from the sale of common shares and through advances and loans to the Company. We have managed to keep our monthly cash flow requirement low for two reasons. First, our officers and directors have agreed not to draw a salary until we have achieved $200,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in office space leased by our independent consultant and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and our agreements with our independent consultant, management believes, we have sufficient financial resources to meet its obligations for at least the next twelve (12) months.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the next eighteen (18) months, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $100,000 on such endeavors. If we are unable to raise the funds, partially through this offering, we will seek alternative financing through means such as borrowings from related parties, institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

Our officers and directors will serve until his successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address                Age     Position(s)
-----------------               ---     -----------
Len Bryan                       55      President / Secretary / Director

Paul L. Culler                  73      Vice President / Director

Alfred H. Tracy III             49      Vice President / Chief Financial Officer
                                        / Director

The persons named above have held their offices/positions since the inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders at which their successors are elected.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors are an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

   o understands generally accepted accounting principles and financial statements,

   o is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

   o has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

   o  understands internal controls over financial reporting, and

   o  understands audit committee functions.

Our Board of Directors is comprised of individuals who were integral to our formation and who are involved in our day to day operations. While we would prefer that one or more of our directors be an audit committee financial expert, none of these individuals who have been key to our development have professional backgrounds in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address Board of Directors ' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer.

Our executive officers make decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officers and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our Board of Directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our Board of Directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                      CODE OF BUSINESS CONDUCT AND ETHICS

In November 2008, we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our President and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote:

   o  honest and ethical conduct,

   o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

   o  compliance with applicable laws, rules and regulations,

   o  the prompt reporting violation of the code, and

   o  accountability for adherence to the code.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Len Bryan - President / Secretary / Director
--------------------------------------------

Mr. Bryan is an electrical and software engineer graduated from Florida Atlantic University in 1997 having a bachelors and science degree in electrical engineering. During the past five (5) years, Mr. Bryan has been president of MAG-E TECH Inc., a closely-held private corporation developing lighting and bulb replacement systems. He was also an independent consultant for Techni-Source Engineering Solutions and ATG.

Paul L. Culler - Vice President / Director
------------------------------------------

Mr. Culler is an independent consultant primarily in the area of desalting facilities. During the past five (5) years, Mr. Culler has been Vice President, Treasurer and Director of MAG-E Tech, Inc., a closely-held private corporation developing lighting and bulb replacement systems. He was also a Director of the Southeast Desalting Association.

Alfred H. Tracy III - Vice President / Chief Financial Officer / Director
-------------------------------------------------------------------------

Mr. Tracy III is a Computer Science Consultant graduated from Florida Atlantic University in 1980 having a Masters degree in electrical engineering. During the past five (5) years, Mr. Tracy has been Vice President / Director of MAG-E Tech, Inc., a closely-held private corporation developing lighting and bulb replacement systems. Additionally, he has been an independent consultant for DC Bars, a Moscow-Russian company whereby Mr. Tracy acts as Director of U.S. Operations. Mr. Tracy was a director of Information Architects until September, 2008.

CONFLICTS OF INTEREST

The above three (3) Directors and officers of MAG-E Tech, Inc., a closely-held private corporation developing lighting and bulb replacement systems, have sold all rights, title and interest of three (3) patent-pending applications to our company at an arbitrary value of $6,862. The balance of the technologies, having applied for patent approval by the company, in the areas of waste water management and digital music have been provided by management in the ordinary course of our business activities.

Additionally, the officers and directors devote their time to projects that do not involve us. In the event that Mr. Bryan, Mr. Culler and Mr. Tracy cease devoting time to our operations, they have agreed to resign as officers and directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We did not pay any salaries or other compensation or remuneration to any person from our inception through December 31, 2011. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

                     REMUNERATION OF DIRECTORS AND OFFICERS

OFFICERS AND DIRECTORS COMPENSATION

The following table provides information concerning the compensation of officers and directors for each of their services as an officer and director from inception through December 31, 2011.

                                                  Non-          Non-
                      Fees                       Equity      qualified
                     earned                    incentive      deferred
                     or paid  Stock   Option      plan      compensation   All other
      Name           in cash  awards  awards  compensation    earnings    compensation  Total
-------------------  -------  ------  ------  ------------  ------------  ------------  -----
Len Bryan                 $0      $0      $0            $0            $0            $0     $0
Paul L. Culler            $0      $0      $0            $0            $0            $0     $0
Alfred H. Tracy III       $0      $0      $0            $0            $0            $0     $0

We have no employment agreements with our Officers and Directors. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, EcoLiveGreen has not entered into any employment agreements with our officers and directors. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our officers and directors, or future key staff members.

INDEMNIFICATION

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Florida law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our officers and directors, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                                            Percentage
                                                             Number of    of ownership
                                                           Shares after       after
                                  Number of   Percentage     offering       offering
                                   Shares    of ownership  assuming all   assuming all
        Name and address           Before       before     of the shares  of the shares
      Beneficial Ownership        Offering   offering (1)    are sold       are sold
--------------------------------  ---------  ------------  -------------  -------------
Len Bryan (2) ..................  2,287,500         15.9%      2,287,500          12.4%
5730 Golden Eagle Circle
Palm Beach Gardens, FL 33418

Paul L. Culler (2) .............  2,287,500         15.9%      2,287,500          12.4%
346 Fairway North
Tequesta, FL 33469

Alfred H. Tracy III (2) ........  2,287,500         15.9%      2,287,500          12.4%
16178 Rosecroft Terrace
Lady Lake, FL 32162

All Officers and Directors .....  6,862,500         47.7%      6,862,500          37.3%
as a Group (3 person)

BENEFICIAL OWNER OF MORE THAN 5%

Steven Adelstein (3) ...........  1,500,000         10.4%      1,500,000           8.2%
7076 Spyglass Avenue
Parkland, FL 33076

Judy Adelstein (3) .............  2,287,500         15.9%      2,287,500          12.4%
7076 Spyglass Avenue
Parkland, FL 33076

Stephen Corn (4) ...............    939,000          6.5%        939,000           5.1%
4317 North State Road 7
Lauderdale Lakes, FL 33319

Tammi Shnider (5) ..............    990,000          6.9%        990,000           5.4%
3764 Moon Bay Circle
Wellington, FL 33414

(1) Applicable percentage ownership is based on (a) 14,377,500 shares of common stock outstanding at March 8, 2012 and (b) 18,377,500 shares of common stock outstanding assuming all of the shares in the offering are sold.

(2) The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended.

(3) Judith Adelstein is the wife of Steven Adelstein, an independent consultant to the company and has provided consulting services from inception through December 31, 2011.

(4) Includes 9,000 common shares held in the name of Andrea Corn, the wife of tephen Corn.

(5) Tammi Shnider is the adult daughter of Judith and Steven Adelstein.

On March 8, 2012, there are currently 14,377,500 common shares outstanding. There are 10,680,000 common shares that are restricted securities as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our officers and directors will continue to control a substantial portion of our common stock after the offering, regardless of the number of shares sold. Since they will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power.

The company is hereby registering 4,000,000 of its common shares, in addition to the 14,377,500 shares currently issued and outstanding. The price per share is $0.125 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The company may sell at $0.125 per common share or prevailing market prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

In the event the company receives payment for the sale of their shares, EcoLiveGreen will receive all of the proceeds from such sales. EcoLiveGreen is bearing all expenses in connection with the registration of the shares of the company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of related party transactions:

   o  In November, 2008, the Company issued 6,862,500 common shares to its three
      (3) officers and directors for acquisition of certain patent pending technologies for $6,862.

   o In December, 2008, the Company issued 1,687,500 shares of common stock to Steven Adelstein, a former independent consultant and now a related party, for services rendered in the amount of $1,688.

   o In June, 2010, the company issued 1,870,000 shares of common stock for conversion of debt in the amount of $67,320 to Judith Adelstein, a related party and wife to Steven Adelstein.

   o In September, 2010, the Company issued 300,000 shares of common stock to Steven Adelstein, an existing stockholder and related party, for conversion of debt in the amount of $11,000.

   o In December, 2010, the Company issued 300,000 shares of common stock to Steven Adelstein, an existing stockholder and related party, for conversion of debt in the amount of $12,000.

   o For the twelve (12) month period ending December 31, 2011, the company issued 900,000 shares of common stock to Steven Adelstein, an existing stockholder and related party for conversion of debt in the amount of $45,000.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of common shares is five hundred million (500,000,000) with a par value of $.001 for an aggregate par value of five hundred thousand dollars ($500,000). Holders of our common shares:

   o have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   o do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   o and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 78% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, EcoLiveGreen will act as its own transfer agent until such time the common stocks is approved for listing on an Exchange.

                               STOCK OPTION PLAN

The Board of Directors of EcoLiveGreen has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. EcoLiveGreen may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                    EXPERTS

Our financial statements have been audited for the period ending September 30, 2011 and 2010 by Lake and Associates LLC, independent registered public a accountants, as set forth in their report included elsewhere in the registration statement of which this prospectus forms a part. Their report is given upon their authority as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-QSB, and 8-K. In the event that we determine to register under Section 12 of the Exchange Act, we will be required to comply with additional regulations, including SEC proxy rules and our officers and directors will become obligated to file ownership reports with the SEC. However, at this time we do not intend to register our securities under Section 12 of the Exchange Act.

You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site on which copies of the reports we file electronically with the SEC will be posted. The address for the Internet site is www.sec.gov.

                               ECOLIVEGREEN, CORP
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS


                                                                        PAGE
                                                                     -----------

Report of Independent Registered Public Accounting Firm ..........       F-2

Balance Sheet ....................................................       F-3

Statements of Operations .........................................       F-4

Statements of Stockholders' Equity/(Deficit) .....................       F-5

Statements of Cash Flows .........................................       F-6

Notes to Financial Statements ....................................   F-7 to F-16

                                                     Lake & Associates CPA's LLC

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of EcoLiveGreen Corp.

We have audited the accompanying balance sheet of EcoLiveGreen Corp. (a development stage enterprise)(the "Company") as of December 31, 2011 and 2010 and the related statements of operations, stockholders' equity/(deficit), and cash flows for the years then ended, and for the period from November 5, 2008 (inception) through December 31, 2011. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EcoLiveGreen Corp. (a Florida corporation) as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended and the period November 5, 2008 (inception) through December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed further in Notes 2 and 4, the Company has been in the development stage since its inception (November 5, 2008) and continues to incur significant losses. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Notes 2 and 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Lake & Associates CPA's LLC
Lake & Associates CPA's LLC
Schaumburg, Illinois
January 5, 2012

1905 Wright Boulevard
Schaumburg, IL 60193

Phone: 847-524-0800
Fax: 847-524-1655

                                  ECOLIVEGREEN, CORP.
                             (A DEVELOPMENT STAGE COMPANY)
                              CONSOLIDATED BALANCE SHEETS
                                       (AUDITED)
                                                            DECEMBER 31,   DECEMBER 31,
                                                                2011           2010
                                                            ------------   ------------
                                        ASSETS
                                        ------
CURRENT ASSETS:
  Cash and equivalents ...................................  $     1,000    $     1,235
  Inventory ..............................................           --             --
                                                            -----------    -----------
    Total Current Assets .................................        1,000          1,235
                                                            -----------    -----------

OTHER ASSETS:
  Intellectual Property ..................................        6,862          6,862
                                                            -----------    -----------

      Total Assets .......................................  $     7,862    $     8,097
                                                            ===========    ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                   -------------------------------------------------

CURRENT LIABILITIES:
  Accounts Payable .......................................  $        --    $        --
  Accrued Liabilities ....................................        4,693         10,725
  Advances from Related Parties ..........................           --             --
                                                            -----------    -----------
    Total Current Liabilities ............................        4,693         10,725
                                                            -----------    -----------
  Long-term Liabilities
  Note Payable - Consultant ..............................           --             --
                                                            -----------    -----------
    Total Long-term Liabilities ..........................           --             --
                                                            -----------    -----------
      Total Liabilities ..................................        4,693         10,725
                                                            -----------    -----------

STOCKHOLDERS' EQUITY/(DEFICIT):
  Preferred Stock, par value $0.001; 10,000,000 shares
    authorized; 0 shares issued and outstanding as of
    December 31, 2011 and December 31, 2010 ..............           --             --
  Common stock, par value $.001; 500,000,000 shares
    authorized; 14,377,500 shares issued and outstanding
    as of December 31, 2011 and 12,850,000 shares issued
    and outstanding as of December 31, 2010 ..............       14,378         12,850
  Additional Paid in Capital .............................      218,647        143,800
  Deficit accumulated during the development stage .......     (229,856)      (159,278)
                                                            -----------    -----------
    Total Stockholders' Equity (Deficit) .................        3,169         (2,628)

                                                            -----------    -----------
      Total Liabilities and Stockholders' Equity/(Deficit)  $     7,862    $     8,097
                                                            ===========    ===========

           The accompanying notes are an integral part of these statements.

                                          F-3

                                     ECOLIVEGREEN, CORP.
                                (A DEVELOPMENT STAGE COMPANY)
                            CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Audited)
                                                                            CUMULATIVE FROM
                                                                            NOVEMBER 5, 2008
                                FOR THE YEAR ENDED   FOR THE YEAR ENDED   (INCEPTION) THROUGH
                                DECEMBER 31, 2011    DECEMBER 31, 2010      DECEMBER 31, 2011
                                ------------------   ------------------   -------------------
Net Sales ....................     $         --         $         --          $        --

Cost of Sales ................               --                   --                   --
                                   ------------         ------------          -----------

Gross Profit .................               --                   --                   --

Expenses:
  General & Administrative ...           12,485               14,810               29,348
  Legal and Accounting .......           10,500               10,000               45,250
  Consulting .................           47,593               36,670              153,883
                                   ------------         ------------          -----------

Total Expenses ...............           70,578               61,480              228,481
                                   ------------         ------------          -----------

Net (loss) before Income Taxes          (70,578)             (61,480)            (228,481)
                                   ------------         ------------          -----------

Other - Interest Expense .....               --               (1,375)              (1,375)
                                   ------------         ------------          -----------

Provision for Income Taxes ...               --                   --                   --
                                   ------------         ------------          -----------

Net (loss) ...................     $    (70,578)        $    (62,855)         $  (229,856)
                                   ------------         ============          ===========

Basic and diluted net loss per
 common share ................     $     (0.005)        $     (0.006)
                                   ============         ============

Weighted average number of
 common shares outstanding ...       13,218,760           11,310,110
                                   ============         ============

              The accompanying notes are an integral part of these statements.

                                             F-4

                                            ECOLIVEGREEN CORP.
                                       (A DEVELOPMENT STAGE COMPANY)
                         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)
                        FROM NOVEMBER 5, 2008 (INCEPTION) THROUGH DECEMBER 31 2011
                                                 (AUDITED)
Par Value of $0.001                                                                               Total
                               Preferred Stock     Common Stock       Additional  Retained    Stockholders'
                               ---------------  --------------------   Paid in    Earnings       Equity
                               Shares   Amount    Shares     Amount    Capital    (Deficit)     (Deficit)
                               ------  -------  ----------  --------  ----------  ---------   ------------
Balance at November 5, 2008
 (date of inception) ........      --  $    --          --  $     --  $       --  $      --   $         --

Common Stock issued for
 patent .....................      --       --   6,862,500     6,862          --         --          6,862

Common stock issued for
 Consulting Services ........      --       --   1,687,500     1,688          --         --          1,688

Net loss for the Period .....      --       --          --        --          --    (17,438)       (17,438)

                               ------  -------  ----------  --------  ----------  ---------   ------------
  Balance December 31, 2008 .      --       --   8,550,000     8,550          --         --         (8,888)
                               ------  -------  ----------  --------  ----------  ---------   ------------

Common Stock issued in
 February, 2009 for cash ....      --       --     450,000       450      10,800         --         11,250

Common Stock issued in
 August, 2009 for cash and
 debt repayment .............      --       --     830,000       830      24,070         --         24,900

Net loss for the period
 ending December 31, 2009 ...      --       --          --        --          --    (78,985)       (78,985)

                               ------  -------  ----------  --------  ----------  ---------   ------------
  Balance December 31, 2009 .      --       --   9,830,000     9,830      34,870    (96,423)       (51,723)
                               ------  -------  ----------  --------  ----------  ---------   ------------

Common Shares issued in June,
 2010 for cash ..............      --       --     550,000       550      19,250         --         19,800

Common Shares issued in June,
 2010 for debt ..............      --       --   1,870,000     1,870      65,450         --         67,320

Common Shares issued in
 September 2010 for cash ....      --       --     300,000       300      10,700         --         11,000

Stock options issued in
 September, 2010 ............      --       --          --        --       1,830         --          1,830

Common Shares issued in
 December 2010 for debt .....      --       --     300,000       300      11,700         --         12,000

Net loss for period ended
 December 31, 2010 ..........      --       --          --        --          --    (62,855)       (62,855)

                               ------  -------  ----------  --------  ----------  ---------   ------------
Balance at December 31, 2010       --       --  12,850,000  $ 12,850  $  143,800  $(159,278)  $     (2,628)
                               ------  -------  ----------  --------  ----------  ---------   ------------

Common Shares issued in
 March 31, 2011 for cash ....      --       --     150,000       150       7,350         --          7,500

Common Shares issued in
 June 30, 2011 for debt .....      --       --     200,000       200       9,800         --         10,000

Common Shares issued in
 September 2011 for cash ....      --       --     230,000       230      11,270         --         11,500

Common Shares issued in
 November 18, 2011 for cash .      --       --     820,000       820      40,180         --         41,000

Common Shares issued in
 December 31, 2011 for cash .      --       --     127,500       128       6,247         --          6,375

Net loss for period ended
 December 31, 2011 ..........      --       --          --        --          --    (70,578)       (70,578)

                               ------  -------  ----------  --------  ----------  ---------   ------------
Balance at December 31, 2011       --       --  14,377,500  $ 14,378  $  218,647  $(229,856)  $      3,169
                               ======  =======  ==========  ========  ==========  =========   ============

                     The accompanying notes are an integral part of these statements.

                                                   F-5

                                             ECOLIVEGREEN, CORP.
                                        (A DEVELOPMENT STAGE COMPANY)
                                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                  (Audited)
                                                                                             CUMULATIVE FROM
                                                                                             NOVEMBER 5, 2008
                                                   FOR THE YEAR ENDED  FOR THE YEAR ENDED  (INCEPTION) THROUGH
                                                   DECEMBER 31, 2011   DECEMBER 31, 2010     DECEMBER 31, 2011
                                                   ------------------  ------------------  -------------------
OPERATING ACTIVITIES:
  Net loss ......................................     $    (70,578)       $    (62,855)       $   (229,856)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Issuance of stock options ...................               --               1,830               1,830
    Issuance of common stock for services .......               --              33,695              51,133
    Issuance of common stock for interest .......               --               1,375               1,375
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts payable ...               --                  --                  --
      (Increase) decrease in accrued expenses ...           (6,032)             (1,778)              4,693
                                                      ------------        ------------        ------------

      Net cash used in operating activities .....          (76,610)            (27,733)           (170,825)
                                                      ------------        ------------        ------------

INVESTING ACTIVITIES:
  Increase in equipment .........................               --                  --                  --
                                                      ------------        ------------        ------------

FINANCING ACTIVITIES:
  Proceeds from issuance of common stock ........           76,375              30,800             127,575
  Loan payable - consultants ....................               --                  --              44,250
  Payments to related party .....................               --              (4,300)                 --
                                                      ------------        ------------        ------------

    Net cash used in financing activities .......           76,375              26,500             171,825
                                                      ------------        ------------        ------------

NET INCREASE (DECREASE) IN CASH .................             (235)             (1,233)              1,000
                                                      ------------        ------------        ------------

CASH BEGINNING BALANCE ..........................            1,235               2,468                  --

CASH ENDING BALANCE .............................     $      1,000        $      1,235        $      1,000
                                                      ============        ============        ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Taxes paid ....................................     $         --        $         --        $         --
                                                      ============        ============        ============
  Interest paid .................................     $         --        $         --        $         --
                                                      ============        ============        ============

NON-CASH TRANSACTIONS AFFECTING OPERATING,
 INVESTING AND FINANCING ACTIVITIES:
  Issuance of common stock for patents ..........     $         --        $         --        $       6,862
                                                      ============        ============        =============
  Issuance of common stock for debt .............     $     10,000        $     79,320        $     105,070
                                                      ============        ============        =============

                       The accompanying notes are an integral part of these statements.

                                                     F-6

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

NOTE 1 ORGANIZATION

         EcoLiveGreen, Corp. (a development stage enterprise) (the Company) was formed on November 5, 2008 in the State of Florida. The Company's activities to date have been primarily directed towards the raising of capital, acquiring and developing intellectual properties and applying and administering patents through the process with the United States Patent and Trademark Office.

NOTE 2 LIQUIDITY, FINANCIAL CONDITION AND MANAGEMENT'S PLANS

         The Company's financial statements for the year ended December 31, 2011 have been prepared assuming that it will continue as a going concern. To date, the Company has generated no revenues, has substantial operating losses and an accumulated deficit since its inception in November 2008. The Company incurred a net loss from continuing operations of ($70,578) and used $76,610 of cash in continuing operations for the year ended December 31, 2011. At December 31, 2011, the Company had a working capital deficit of ($3,693), limited financial resources available to pay ongoing financial obligations as they become due and ($229,856) of accumulated deficit. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

         Since its inception, the Company has been dependent upon the receipt of capital investment to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations. There can be no assurance that sufficient financing will be obtained. Further, we cannot give any assurance that we will generate substantial revenues or that our business operations will prove to be profitable.

         The Company has principally financed its operations for the year ended December 31, 2011, using proceeds from short term borrowings primarily from the sale of common shares and advances from related parties from time to time. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's business plan will be successfully executed. Our ability to execute our business plan will depend on our ability to obtain additional financing and achieve a profitable level of operations.

         Management believes the Company's ability to continue operations are dependent on its ability to continue to raise capital and to market products that have been issued patents to the Company. At the present time, we have no commitments for any additional financing. If the Company is unable to raise additional capital or encounters unforeseen circumstances, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing its operations, suspending the pursuit of its business plan, and controlling overhead expenses. The Company cannot provide any assurance that it will raise additional capital as necessary nor can it provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Management believes that the ability to raise additional capital could be negatively impacted as a result of its securities not being traded on an active trading market.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

NOTE 3 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company
-------------------------------------------------

         The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Accounting Standards Codification ("ASC") 915 "Development Stage Entities", which was previously Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by ASC 915 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity/(deficit) and cash flows disclose activity since the date of the Company's inception.

Accounting Method
-----------------

         The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a fiscal year ending on December 31.

Intangible Assets
-----------------

         The Company evaluates the recoverability of identifiable intangible assets whenever events or changes in circumstances indicate that an intangible asset's carrying amount may not be recoverable. There was no impairment loss for the period from November 5, 2008 (inception) to December 31, 2011.

Income Taxes
------------

         The Company accounts for income taxes as outlined in ASC 740 "Income Taxes", which was previously Financial Accounting Standards Board (FASB) Statement No. 109, ("Accounting for Income Taxes"). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended December 31, 2011.

Cash Equivalents
----------------

         The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

Estimates
---------

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Determination of fair values involves subjective judgment and estimates not susceptible to substantiation by auditing procedures. Accordingly, under current auditing standards, the notes to our financial statements will refer to the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

Impairment of Long-Lived Assets
-------------------------------

         In accordance with ASC 360-10-05-4 "Property, Plant, and Equipment-Impairment or Disposal of Long-Lived Assets", which was previously Financial Accounting SFAS No.144, "Accounting for the Impairment or Disposal of Long-lived Assets", the Company assesses long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Recoverability of asset groups to be held and used in measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds the fair value of the asset group. The Company evaluated its long-lived assets and no impairment charges were recorded for any of the periods presented.

Basic Loss Per Common Share
---------------------------

         Basic loss per common share has been calculated based on the weighted average number of shares outstanding during the period after giving retroactive effect to stock splits. There are no dilutive securities at December 31, 2011 for purposes of computing fully diluted earnings per share.

Dividends
---------

         The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

Share-Based Payments
--------------------

         The Company adopted ASC 718 "Compensation - Stock Compensation", which was previously Statement of Financial Accounting standards ("SFAS") No. 123 (Revised December 2004), "Share-Based Payment" (SFAS No. 123R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options, employee stock purchases related to an employee stock purchase plan and restricted stock units based on estimated fair values of the awards over the requisite employee service period. SFAS No. 123R supersedes Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", which the company previously followed in accounting for stock-based awards. In March 2005, the SEC issued Staff Bulletin No. 107("SAB No. 107"), to provide guidance on SFAS 123R. The Company has applied SAB No. 107 in its adoption of SFAS No. 123R.

         Under SFAS No. 123R, stock-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized on a straight-line basis as expense over the employee's requisite service period. The Company adopted the provisions of the SFAS 123R in its fiscal year ended December 31, 2008 using the modified prospective application method.

         The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date (or date of adoption) and subsequently modified or cancelled; prior periods are not revised for comparative purposes. Estimated compensation expense for awards outstanding on the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure under FASB Statement No. 123, "Accounting for Stock-Based Compensation".

Fair value of Financial Instruments
-----------------------------------

         Financial instruments consist principally of cash, trade and related party payables, accrued liabilities, short-term obligations and notes payable. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management's opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

         Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC"). At December 31, 2011, the Company had no amounts in excess of the FDIC insured limit.

Related Parties
---------------

         Related parties, which can be a corporation, individual, investor or another entity are considered to be related if the party has the ability, directly or indirectly, to control the other party or exercise significant influence over the Company in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence. The Company has these relationships.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

Reclassification
----------------

         Certain amounts in the prior year financial statements have been reclassified to conform to current year presentation. Those reclassification adjustments had no effect on the Company's previously reported net loss.

Recent Accounting Pronouncements
--------------------------------

         In February 2010, the FASB issued ASU 2010-09, "Subsequent Events (Topic 855) - Amendments to Certain Recognition and Disclosure Requirements." ASU 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement that an SEC filer disclose the date through which subsequent events have been evaluated. ASC 2010-09 was effective upon issuance.

         In June 2009 the FASB issued ASC 860, formerly SFAS 166, "Accounting for Transfers of financial Assets -- an amendment of FASB Statement No. 140" (ASC 860). ASC 860 eliminates the concept of a qualifying special-purpose entity, creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale, clarifies other sale-accounting criteria, and changes the initial measurement of a transferor's interest in transferred financial assets. ASC 860 will be effective April 1, 2010. The Company is in the process of evaluating the impact of this pronouncement on its consolidated financial position and results of operations. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position and results of operations.

         In June 2009 the FASB issued ASC 810, formerly SFAS 167, "Amendments to FASB Interpretation No. 46(R)" (ASC 810). ASC 810 eliminates Interpretation 46(R)'s exceptions to consolidating qualifying special-purpose entities, contains new criteria for determining the primary beneficiary, and increases the frequency of required reassessments to determine whether a company is the primary beneficiary of a variable interest entity. ASC 810 also contains a new requirement that any term, transaction, or arrangement that does not have a substantive effect on an entity's status as a variable interest entity, a company's power over a variable interest entity, or a company's obligation to absorb losses or its right to receive benefits of an entity must be disregarded in applying Interpretation 46(R)'s provisions. The elimination of the qualifying special-purpose entity concept and its consolidation exceptions means more entities will be subject to consolidation assessments and reassessments. ASC 810 will be effective April 1, 2010. The adoption of this pronouncement is not expected to have a material impact on the Company's financial position and results of operations.

         In August 2009, FASB issued Accounting Standards Update 2009-05 which includes amendments to Subtopic 820-10, Fair Value Measurements and Disclosures--Overall. The update provides clarification that in circumstances, in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the techniques provided for in this update. The amendments in this Update clarify that a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

that prevents the transfer of the liability and also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of this standard did not have a material impact on the Company's financial position and results of operations.

         The FASB has published FASB Accounting Standards Update 2009-13, Revenue Recognition (Topic 605)-Multiple Deliverable Revenue Arrangements which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. Specifically, this guidance amends the criteria in Subtopic 605-25, Revenue Recognition-Multiple-Element Arrangements, for separating consideration in multiple-deliverable arrangements. This guidance establishes a selling price hierarchy for determining the selling price of a deliverable, which is based on: (a) vendor-specific objective evidence; (b) third-party evidence; or (c) estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method and also requires expanded disclosures. FASB Accounting Standards Update 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

         In September 2009, the FASB issued ASU No. 2009-14, "Software (Topic
985) -- Certain Revenue Arrangements That Include Software Elements" ("ASU No. 2009-14"). ASU No. 2009-14 changes the accounting model for revenue arrangements that include both tangible products and software elements to allow for alternatives when vendor-specific objective evidence does not exist. Under this guidance, tangible products containing software components and non-software components that function together to deliver the tangible product's essential functionality and hardware components of a tangible product containing software components are excluded from the software revenue guidance in Subtopic 985-605, "Software-Revenue Recognition;" thus, these arrangements are excluded from this update. ASU No. 2009-14 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 with early adoption permitted. The adoption of this pronouncement is not expected to have a material impact on our financial position or results of operations.

         The FASB has issued Accounting Standards Update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This ASU requires some new disclosures and clarifies some existing disclosure requirements about fair value measurement as set forth in Codification Subtopic 820-10. ASU 2010-06 amends Codification Subtopic 820-10 and now requires a reporting entity to use judgment in determining the appropriate classes of assets and liabilities and to provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, as this standard relates specifically to disclosures, the adoption will not have an impact on the Company's financial position and results of operations.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

         In March 2010, the FASB issued ASU No. 2010-17, Revenue Recognition-- Milestone Method (Topic 605): Milestone Method of Revenue Recognition. This standard provides that the milestone method is a valid application of the proportional performance model for revenue recognition if the milestones are substantive and there is substantive uncertainty about whether the milestones will be achieved. Determining whether a milestone is substantive requires judgment that should be made at the inception of the arrangement. To meet the definition of a substantive milestone, the consideration earned by achieving the milestone (1) would have to be commensurate with either the level of effort required to achieve the milestone or the enhancement in the value of the item delivered, (2) would have to relate solely to past performance, and (3) should be reasonable relative to all deliverables and payment terms in the arrangement. No bifurcation of an individual milestone is allowed and there can be more than one milestone in an arrangement. The new standard is effective for interim and annual periods beginning on or after June 15, 2010. The adoption of this standard is not expected to have a material impact on the Company's financial position and results of operations.

Subsequent Events
-----------------

         We evaluated subsequent events through the date and time our financial statements were issued.

NOTE 4 GOING CONCERN

         The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations.

         If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 5 INCOME TAXES

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

         There is no provision for income taxes due to continuing losses. At December 31, 2011, the Company has net operating loss carryforwards for tax purposes of approximately $230,000 which expire through 2030. The Company has recorded a valuation allowance that fully offsets deferred tax assets arising from net operating loss carryforwards because the likelihood of the realization of the benefit cannot be established.

         The Internal Revenue Code contains provisions that may limit the net operating loss carryforwards available if significant changes in stockholder ownership of the Company occur.

NOTE 6 RELATED PARTY TRANSACTIONS

         On November 10, 2008, the company entered into agreement to acquire the intellectual properties of two (2) pending patents (after consolidation) in the specific area of fluorescent bulbs for $6,862. This agreement was entered into the exact same three (3) officers and directors that are the present officers and directors of our company. We issued a total of 6,862,500 shares for the intellectual properties of these two (2) pending patents rather than the payment of cash or equivalent as provided within said agreement.

         On December 10, 2008, the company entered into an agreement with Steven Adelstein, its independent consultant, for the amount of $60,000. This amount ($60,000) represented consulting services were rendered from January 1, 2009 until December 31, 2009 in equal monthly installments. Under the terms and conditions of the agreement, the Company was advanced cash and cash equivalents as required to pay for filing expenses including filing fees with the Securities and Exchange Commission, audit fees for the audited financials as of December 31, 2008, and certain defined operating expenses. The balance for services provided was for consulting from time to time by Mr. Adelstein as defined in said agreement.

         The total amount of $60,000 was financed by the Company from a note to Mr. Adelstein, having interest commences to accrue at January 1, 2010, at 7.2%, having both interest and principal payable with a balloon payment on December 31, 2012. The note was convertible into common shares at $0.05 per share at the discretion of note holder, and assigns until December 31, 2012. There were no pre-payment penalties and interest was compounded annually. The amount outstanding at December 31, 2010 was $0 and at December 31, 2009 was $44,250.

         Mr. Adelstein agreed to purchase an additional 525,000 common shares in February, 2009 at $0.03 per share for a total of $15,750 therefore reducing his note by $15,750. The company, on June 8, 2010, converted the total amount of Mr. Adelstein's note for the issuance of common shares at $0.036 per share.

         Mr. Adelstein is the husband of Judith Adelstein, a shareholder at September 30, 2010. From time to time, the company borrows funds from shareholders of the company. At December 31, 2011 and December 31, 2010, the company owed $0 and $0, respectively.

         The Company does not lease or rent any property. Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

         The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 7 PURCHASE AGREEMENT FOR INTELLECTUAL PROPERTY.

         On November 5, 2008, EcoLiveGreen, Corp. entered into an Intellectual Property Agreement with the inventor, developer and owner of three (3) patents pending which claim commercial lighting technology having energy savings and being environmentally friendly. Pursuant to this agreement, the Company acquired solely the intellectual property and related rights to these three (3) pending patents. The total consideration for the intellectual property purchased was the issuance of 6,862,500 common shares of EcoLiveGreen, Corp. The issued common shares were allocated, in part, to three (3) individuals involved with facilitating the development of the intellectual property as defined in the Intellectual Property Agreement. The three (3) individuals receiving common shares are the officer and directors of our Company.

NOTE 8 INTELLECTUAL PROPERTY COSTS

         The Company has capitalized costs of $6,862 in acquiring their intellectual properties at December 31, 2011. The Company will began to amortize its intellectual properties costs, using the straight-line method over the estimated useful life of three (3) years, once it was put into service. At December 31, 2011, the intellectual properties have not been put in service and therefore, amortization has not commenced.

NOTE 9 EQUITY TRANSACTIONS

         On November 8, 2008, the Company issued 6,862,500 shares of common stock for the purchase of all rights, title and interest into the patent pending application for the commercial lighting technology designed for commercial and residential buildings to replace conventional drop ceiling troffers and to replace the fluorescent bulbs used in the existing and conventional troffers. The value of the purchase was determined to be the cost to create and develop the patent application, which was $6,862.

         On December 10, 2008, the Company issued 1,687,500 shares of common stock to an independent consultant for services rendered in the amount of $1,688.

         In February, 2009, the Company issued 450,000 shares of common stock for $0.025 per share to an investor for cash in the amount of $11,250.

         In August, 2009, the Company issued 830,000 shares of common stock for $0.03 per share pursuant to the company's Form S-1 filing with the Securities and Exchange Commission to various investors for cash and consideration of $24,900.

                              ECOLIVEGREEN, CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD NOVEMBER 5, 2008 THROUGH DECEMBER 31, 2011

         In June, 2010, the company issued 2,420,000 shares of common stock for $0.036 per share as follows:

         o 550,000 shares of common stock for $19,800 to two (2) existing stockholders.

         o 1,870,000 shares of common stock for conversion of debt in the amount of $67,320 to two (2) existing stockholders.

         On June 8, 2010, the company amended its articles of incorporation and bylaws to increase the authorized common stock to 500,000,000 common shares and provide for 10,000,000 shares of "blank check" preferred stock, each with a par value of $0.001 per share.

         In September, 2010, the Company issued 300,000 shares of common stock for $0.036 per share to Steven Adelstein, an existing stockholder and related party, for cash in the amount of $11,000.

         In December, 2010, the Company issued 300,000 shares of common stock for $0.04 per share to Steven Adelstein, an existing stockholder and related party, for cash in the amount of $12,000.

         For the twelve (12) month period ending December 31, 2011, the company issued 1,527,500 shares of common stock for $0.05 per share as follows:

         o to related parties, Steven Adelstein (900,000 shares) and Tammi Shnider (577,500 shares)

         o  to non-related parties, 50,000 shares

         The company has no outstanding options and warrants at December 31, 2011 and 2010.

NOTE 10 SUBSEQUENT EVENTS

         We evaluated subsequent events through the date and time our financial statements were available on January 5, 2012.

TABLE OF CONTENTS                                                       Page No.

SUMMARY OF OUR OFFERING.................................................    2
DESCRIPTION OF PROPERTY.................................................    5
SUMMARY OF OUR FINANCIAL INFORMATION....................................    5
RISK FACTORS............................................................    5
USE OF PROCEEDS.........................................................   12
DETERMINATION OF OFFERING PRICE.........................................   12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES...........................   13
THE OFFERING BY THE COMPANY.............................................   13
PLAN OF DISTRIBUTION....................................................   14
LEGAL PROCEEDINGS.......................................................   15
BUSINESS................................................................   15
STRATEGY AND SERVICE... ................................................   18
INTELLECTUAL PROPERTY.. ................................................   18
THE MARKET..............................................................   18
MANAGEMENT..............................................................   18
SALES AND MARKETING.....................................................   19
COMPETITION.............................................................   19
STAFFING................................................................   19
EMPLOYEES AND EMPLOYMENT AGREEMENTS.....................................   19
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............   19
LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL..................   21
PLAN OF OPERATION.......................................................   21
LIQUIDITY AND CAPITAL RESOURCES.........................................   22
MANAGEMENT..............................................................   23
CODE OF BUSINESS CONDUCT AND ETHICS.....................................   26
BACKGROUND OF OFFICERS AND DIRECTORS....................................   26
EXECUTIVE COMPENSATION..................................................   27
REMUNERATION OF DIRECTORS AND OFFICERS..................................   27
PRINCIPAL STOCKHOLDERS..................................................   28
DESCRIPTION OF SECURITIES...............................................   30
STOCK TRANSFER AGENT....................................................   30
STOCK OPTION PLAN.......................................................   31
LITIGATION..............................................................   31
EXPERTS.................................................................   31
WHERE YOU CAN FIND ADDITIONAL INFORMATION...............................   31
FINANCIAL STATEMENTS....................................................   F-1


                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

              PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

         SEC Filing Fee and Printing ..   $ 5,000*
         Transfer Agent ...............         0
                                          -------
              TOTAL ...................   $ 5,000
                                          -------
         * estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common share

EcoLiveGreen is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.001. As of December 31, 2011, we had issued 14,377,500 common shares. At March 8, 2012, we had a total of 14,377,500 common shares outstanding as summarized below:

   o In November, 2008, the Company issued 6,862,500 shares of common stock to our three (3) officers and directors for the purchase of intellectual property.

   o In December, 2008, the Company issued 1,687,500 shares of common stock to an independent consultant for services rendered.

   o In February, 2009, the Company issued 450,000 shares of common stock for $0.025 per share to an investor.

   o In August, 2009, the Company issued 830,000 shares of common stock for $0.03 per share pursuant to the company's initial Form S-1 filing with the Securities and Exchange Commission.

   o In June, 2010, the Company issued 2,420,000 shares of common stock for $0.036 per share to four (4) existing stockholders.

   o In September, 2010, the Company issued 300,000 shares of common stock for $0.036 per share to Steven Adelstein, an existing stockholder, consultant and related party.

   o In December, 2010, the Company issued 300,000 shares of common stock for $0.04 per share to Steven Adelstein, an existing stockholder, consultant and related party.

   o For the twelve (12) month period ending December 31, 2011, the company issued 1,527,500 shares of common stock for $0.05 per share of which 1,477,500 was issued to related parties and the balance (50,000 shares) to non-related parties.

Of the 14,377,500 shares outstanding at March 8, 2012, 13,547,500 common shares were not registered under the Securities Act of 1933, as amended: under exemption contained in Section 4(2) of the Securities Act of 1933 and the rules and regulations thereunder.

No such issuance of the 14,377,500 shares involved the use of the underwriter, no advertising or public solicitation was involved. The securities are restrictive legend at date of issuance and no commissions were paid in connection with the issuance of any of the securities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
    3.1       Articles of Incorporation (incorporated by reference to restated
              and amended Articles of Incorporation included as Exhibit 3.3 to Form 8-K filed with the Securities and Exchange Commission on June
              10, 2010).

    3.2 By-laws (incorporated by reference to restated and amended By-laws included as Exhibit 3.4 to Form 8-K filed with the Securities and Exchange Commission on June 10, 2010).

    5.1       Opinion of Legal Counsel (to be filed by amendment).

   10.1 Purchase Agreement with Mag-E-Tech, Inc. included as Exhibit 10.1 to Form S-1 filed with the Securities and Exchange Commission on February 24, 2009.

   10.2       Consulting Agreement with Independent Contractor included as
              Exhibit 10.2 to Form S-1 filed with the Securities and Exchange Commission on February 24, 2009.

     14 Code of Ethics (incorporated by reference to Exhibit 14 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on February 24, 2009).

   23.1       Consent of Independent Registered Public Accountants.

   23.2       Consent of Legal Counsel (included in Exhibit 5.1).

    101       Interactive Data Files of Financial Statements and Notes.

ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

          ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

          iii. Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned in the City of Parkland, Florida on March 9, 2012.

                                     ECOLIVEGREEN CORP.

                                     By: /s/ Len Bryan
                                         -------------
                                         Len Bryan
                                         President, Principal Executive Officer,
                                         Secretary and Director

                                     By: /s/ Alfred H. Tracy III
                                         -----------------------
                                         Alfred H. Tracy III
                                         Vice President, Principal Financial and
                                         Accounting Officer and Director

Know all men and women by these present, that each person whose signature appears below constitutes and appoints Len Bryan as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                          Title                         Date
      ---------                          -----                         ----

/s/ Len Bryan                President, Principal Executive       March 9, 2012
-------------                Officer, Secretary and Director
LEN BRYAN


/s/ Paul L. Culler           Vice President and Director          March 9, 2012
------------------
PAUL L. CULLER


/s/ Alfred H. Tracy III      Vice President, Chief Financial      March 9, 2012
-----------------------      Officer, Principal Financial and
ALFRED H. TRACY III          Accounting Officer and Director